UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2020

Commission File Number 000-55918

MUSCLE MAKER, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

308 East Renfro Street, Suite 101, Burleson, Texas 76028

(Address of principal executive offices)

682-708-8250

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Muscle Maker Inc. (the “Company”) was informed on February 4, 2020, that Noel DeWinter, a member of the Company’s Board of Directors, passed away. Mr. DeWinter, an independent director, who served since February 2017, was the Chairman of the Audit Committee of the Board of Directors and the audit committee financial expert at the time of his passing. The Company is extremely grateful for Mr. DeWinter’s dedication and service to the Company. The Company’s management and Board of Directors extends its sincerest condolences to Mr. DeWinter’s family.

On February 6, 2020, the Board elected Stephen Spanos, 56, to serve as an independent director on the Company’s Board of Directors to immediately fill the vacancy created by the death of Mr. DeWinter. Mr. Spanos will serve as a director until the Company’s next annual meeting of stockholders and until his successor is elected and duly qualified. Mr. Spanos will serve as the Chairperson of the Audit Committee and, based on the Board’s determination of Mr. Spanos’ qualification as an audit committee financial expert, was also designated as the Audit Committee’s financial expert. The election of Mr. Spanos to the Board was not made pursuant to any arrangement or understanding between him and any other person. Mr. Spanos will receive an annual cash fee of $9,000 as consideration for his service as a director. In addition, Mr. Spanos will receive 1,428 shares of common stock per year for service as a director, 185 shares of common stock per year for service on the Audit Committee and 142 shares of common stock per year for service as Chairman of the Audit Committee. Since January 1, 2018, the Company and Mr. Spanos have not entered into any transaction nor is there any currently proposed transaction, in which the Company was or is to be a participant involving an amount exceeding $120,000, and in which Mr. Spanos had or will have a direct or indirect material interest. The Company and Mr. Spanos have entered into a Director Agreement substantially in the form previously filed by the Company.

Since 2013, Mr. Spanos has provided financial and accounting consulting services for both privately held and public companies. From 2009 to 2013, Mr. Spanos served as the Chief Financial Officer of Orion Seafood International, Inc., a marketer of frozen lobster products, and as the Controller of Reef Point Systems, a provider of security solutions for converged wireless and wireline networks in the United States, from 2005 to 2013. Mr. Spanos served as an audit manager for BDO USA, LLP and as an auditor for Ernst & Young. Mr. Spanos received his MBA and BS in Business Administration, Accounting and Financing in 1995 and 1985, respectively, from Boston University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MUSCLE MAKER, INC.

		By:	/s/ Michael Roper
		Name:	Michael Roper
		Title:	Chief Executive Officer

Date:	February 7, 2020
Burleson, Texas